                                                Filed pursuant to rule 424(b)(3)
                                                Registration No. 333-31342



PROSPECTUS SUPPLEMENT NO. 20 DATED JANUARY 31, 2001 TO PROSPECTUS DATED APRIL 6, 2000, AS SUPPLEMENTED ON APRIL 17, 2000, APRIL 25, 2000, MAY 8, 2000, MAY 22, 2000, MAY 30, 2000, JUNE 9, 2000, JUNE 21, 2000, JULY 5, 2000, JULY 19, 2000,
JULY 27, 2000, AUGUST 16, 2000, AUGUST 24, 2000, SEPTEMBER 1, 2000, SEPTEMBER 18, 2000, OCTOBER 2, 2000, OCTOBER 16, 2000, NOVEMBER 17, 2000, DECEMBER 15,
2000 AND JANUARY 23, 2001




                              i2 TECHNOLOGIES, INC.


    $350,000,000 5 1/4% CONVERTIBLE SUBORDINATED NOTES DUE DECEMBER 15, 2006
                                       AND
     9,211,580 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES



         The information contained in the table appearing under the heading "Selling Securityholders" on pages 35-37 of the prospectus, as supplemented prior to the date of this prospectus supplement, with respect to the Selling Securityholders named below is hereby deleted and restated with the following information:

                                                                                          SHARES OF
                                                    PRINCIPAL AMOUNT   PERCENTAGE OF     COMMON STOCK
                                                      OF NOTES THAT        NOTES         THAT MAY BE
NAME OF SELLING SECURITYHOLDER                         MAY BE SOLD      OUTSTANDING        SOLD (1)
------------------------------                     ------------------  --------------   ---------------
Goldman, Sachs & Company...................        $        2,745,000          *                72,245



-----------

   * Indicates less than one percent.

(1)  Assumes full conversion of the notes held by each holder at the rate of
     26.3188 shares per each $1,000 in principal amount of notes.